Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-270066 on Form S-3, Registration Statement No. 333-107556 on Form S-4, and Registration Statement Nos. 333-98877, 333-142452, 333-155587, 333-158069, 333-163106, 333-181177, 333-184792, 333-194243, 333-219566, 333-224587, 333-226398, 333-253046, and 333-264715 on Form S-8 of our report dated February 10, 2023, (April 25, 2023 as to the effects of the change in accounting principle as discussed in Note 1, the presentation of the pro-rata separation of GE HealthCare as discontinued operations discussed in Note 2, and the legal split or allocation of the postretirement benefit plans disclosed in Note 13) relating to the financial statements of General Electric Company, appearing in the Current Report on Form 8-K of General Electric Company filed on April 25, 2023, and our report dated February 10, 2023, relating to the effectiveness of General Electric Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of General Electric Company for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 25, 2023